UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2006

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Compensation Arrangement with Steven J. Wagenheim

On February 22, 2006, the Compensation Committee of the Board of Directors authorized (1) a $25,000 merit bonus to Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, based on his performance during 2005, and (2) a 2006 CEO Compensation Plan under our Executive Employment Agreement with Mr. Wagenheim dated June 15, 2005.

The 2006 CEO Compensation Plan provides for a base salary of $275,000, commencing January 1, 2006.  Any salary increase for 2007 will be reviewed by the Committee, which will assess officer and company performance, in December 2006 with any future increase to be effective April 1, 2007.

The 2006 CEO Compensation Plan establishes performance metrics for incentive cash compensation based on our annual business plan, whereby the amount of achievement against each objective will determine the level of incentive cash compensation for 2006.  Such metrics are divided into four categories:  (1) sales/revenue, (2) income from restaurant operations, (3) general and administrative expense control, and (4) earnings per share.  Depending upon performance, Mr. Wagenheim’s cash incentive compensation for 2006 would range from $0 for performance that achieved substantially less than target performance on all measures, to $120,000 for performance that achieved 100% of target performance on all measures, to $167,400 for performance that achieved substantially more than target performance on all measures.  Mr. Wagenheim’s performance will be assessed pursuant to the foregoing measures on a quarterly basis.  Half of any incentive cash compensation earned will be paid quarterly and the remaining half of any incentive cash compensation will be paid at year end, following a performance versus plan reconciliation.  Incentive cash compensation for 2007 will be reviewed by the Committee at a later date as the annual business plan is approved by the Board of Directors.

The Committee also authorized the issuance of a non-qualified stock option for the purchase of 100,000 shares of common stock to Mr. Wagenheim pursuant to the terms of our 2002 Equity Incentive Plan.  The option vests in full on December 31, 2006.  The option is exercisable at $4.23 per share, which was the closing price of our common stock on Nasdaq on February 22, 2006.  The option expires on February 22, 2016.  The Committee will consider a stock option award for 2007 at a later date.  The form of option agreement has been previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date:	February 24, 2006	By:	/s/ Daniel H. Bauer
Daniel H. Bauer
Chief Financial Officer